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                                                                      Exhibit 11

[LOGO] - McCURDY & ASSOCIATES CPA'S, INC.         27955 Clemens Road
CERTIFIED PUBLIC ACCOUNTANTS                        Westlake, Ohio 44145
                                                    Phone: (216) 835-8500
                                                    Fax: (216) 835-1093

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


We consent to the use in this Post-Effective Amendment No. 5 to Maxus Laureate Fund's Registration Statement on Form N-1A of our report dated January 15, 1997 on the financial statements of Maxus Laureate Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "General Information" included in the Prospectus and under the caption "Investment Advisory and Other Services" included in the Statement of Additional Information.


/s/ McCurdy & Associates CPA's, Inc.
------------------------------------
McCURDY & ASSOCIATES CPA'S, INC.

Westlake, Ohio
February 20, 1997